UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 9, 2013

(Date of earliest event reported)

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address:	Physical Address:
P.O. Box 1647 Nederland, Texas 77627	5470 N. Twin City Highway Nederland, Texas 77627

(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2013, OCI Partners LP (the “Partnership”) completed its initial public offering (the “Offering”) of 17,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $18.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-189350), initially filed by the Partnership with the U.S. Securities and Exchange Commission (the “Commission”) on June 14, 2013 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The material provisions of the Offering are described in the prospectus, dated October 3, 2013, filed by the Partnership with the Commission on October 7, 2013 pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Omnibus Agreement

On October 9, 2013, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and between the Partnership, OCI N.V. (“OCI”), OCI USA Inc. (“OCI USA”), OCI GP LLC, the general partner of the Partnership (the “General Partner”), and OCI Beaumont LLC, a direct, wholly owned subsidiary of the Partnership (“OCIB”). The Omnibus Agreement addresses certain aspects of the Partnership’s relationship with OCI and OCI USA, including: (i) certain indemnification obligations, (ii) the provision by OCI USA to the Partnership of certain services, including selling, general and administrative services and management and operating services relating to operating the Partnership’s business, (iii) the Partnership’s use of the name “OCI” and related marks and (iv) the allocation among the Partnership and OCI USA of certain tax attributes.

Under the Omnibus Agreement, OCI USA will indemnify the Partnership for certain environmental losses suffered or incurred by the Partnership, directly or indirectly, by reason of or arising out of (i) any violation of environmental laws, (ii) any environmental event, condition or matter associated with or arising from the ownership or operation of the assets contributed to the Partnership and (iii) any environmental event, condition or matter associated with or arising from the assets retained by OCI USA, whether occurring before, on or after the closing of the Offering and whether occurring under environmental laws as in effect prior to, at or after the closing of the Offering. With respect to clause (i) or clause (ii) of the preceding sentence, OCI USA will be obligated to indemnify the Partnership only to the extent that such violation or environmental event, condition or matter was caused by the consummation of the transactions contemplated by the Contribution Agreement or commenced, occurred or existed before the closing of the Offering under environmental laws as in effect prior to the closing of the Offering. OCI USA’s indemnification obligations for covered environmental losses will be subject to a deductible of $250,000 per claim before the Partnership is entitled to indemnification. There is no limit on the amount for which OCI USA will indemnify the Partnership under the Omnibus Agreement once the Partnership meets the deductible, if applicable.

OCI USA will also indemnify the Partnership from and against any losses suffered or incurred by the Partnership by reason of or arising out of:

•	the Partnership’s transfer of employees to OCI USA or to the General Partner prior to the closing of the Offering;

•	(i) the failure of the Partnership to be the owner of valid and indefeasible easement rights or fee ownership or leasehold interests in and to the lands on which the contributed assets are located, (ii) the failure of the Partnership to have the consents, licenses and permits necessary to allow any pipeline included in the contributed assets to cross roads, waterways, railroads or other areas or the transfer of any of the contributed assets to the Partnership and (iii) the cost of curing the conditions set forth in clause (i) or clause (ii), in each case to the extent asserted prior to the third anniversary of the closing of the Offering;

•	the consummation of the transactions contemplated by the Contribution Agreement or events and conditions associated with the ownership or operation of the contributed assets and occurring before the closing of the Offering (other than covered environmental losses);

•	events and conditions associated with any assets retained by OCI USA;

•	federal, state and local tax liabilities attributable to the ownership or operation of the contributed assets on or prior to the closing of the Offering; and

•	the failure of the Partnership to have on the closing date of the Offering any consent, license, permit or approval necessary to allow the Partnership to own or operate the contributed assets in substantially the same manner that the contributed assets were owned or operated immediately prior to the closing date of the Offering.

The Partnership will indemnify OCI USA for events and conditions associated with the ownership or operation of the contributed assets that occur after the closing of the Offering and for environmental liabilities related to the contributed assets to the extent OCI USA is not required to indemnify the Partnership as described above. There is no limit on the amount for which the Partnership will indemnify OCI USA under the Omnibus Agreement.

In addition, under the Omnibus Agreement, OCI USA will provide, or cause one or more of its affiliates to provide, the Partnership with such selling, general and administrative services and management and operating services as may be necessary to manage and operate the business and affairs of the Partnership. Pursuant to the Omnibus Agreement, the Partnership will reimburse OCI USA for all reasonable direct or indirect costs and expenses incurred by OCI USA or its affiliates in connection with the provision of such services, including the compensation and employee benefits of employees of OCI USA or its affiliates.

Subject to the terms and conditions of the Omnibus Agreement, OCI granted and conveyed to the Partnership a nontransferable, nonexclusive, royalty-free right and license to use the “OCI” logo and trademark and all other trademarks and tradenames owned by OCI.

The Partnership will also reimburse OCI USA for the Partnership’s share of state and local income or other taxes borne by OCI USA as a result of the Partnership’s income being included in a combined or consolidated state or local tax return filed by OCI USA with respect to taxable periods including or beginning on the closing date of the Offering.

The Omnibus Agreement, other than the indemnification provisions set forth therein, may be terminated (i) by the written agreement of all of the parties thereto or (ii) by OCI or the Partnership immediately upon a “Partnership Change of Control” (as defined in the Omnibus Agreement) by written notice given to the other parties to the Omnibus Agreement.

The foregoing description of the Omnibus Agreement is not complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

OCI Partners LP 2013 Long-Term Incentive Plan

The description of the LTIP (as defined below) provided under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of the LTIP is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

Each of OCI USA, the General Partner, the Partnership and OCIB is an indirect subsidiary of OCI. As a result, certain individuals, including directors of the General Partner, serve as officers and/or directors of OCI. The General Partner, as the general partner of the Partnership, owns a non-economic general partner interest in the Partnership, and OCI USA owns 60,375,000 Common Units, which represents an approximate 77.5% limited partner interest in the Partnership. If the underwriters do not exercise their option to purchase an additional 2,625,000 Common Units in connection with the Offering, at the expiration of the 30-day option period, the Partnership will issue such additional 2,625,000 Common Units to OCI USA, and OCI USA will own 63,000,000 Common Units, representing an approximate 78.3% limited partner interest in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 9, 2013, in connection with the closing of the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with the General Partner, OCI USA and OCIB. Immediately prior to the closing of the Offering, OCI USA contributed to the Partnership its right, title and interest in and to all of the limited liability company interests in OCIB in exchange for 60,375,000 Common Units. These transactions, among others, were made in a series of steps outlined in the Contribution Agreement.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in the Prospectus, on August 20, 2013, OCIB, as borrower, and OCI USA, as guarantor, entered into a $360.0 million senior secured term loan credit facility (the “Term Loan Facility”) with a syndicate of institutional lenders and investors and Bank of America, N.A., as administrative agent, to repay borrowings under OCIB’s previous term loan facility. The Term Loan Facility was initially comprised of two term loans in the amounts of $125.0 million (the “Term B-1 Loan”) and $235.0 million (the “Term B-2 Loan”), respectively. In connection with the closing of the Offering, OCIB repaid in full and terminated the Term B-1 Loan. The Term B-2 Loan remains outstanding. Upon completion of the Offering, all security provided by OCI USA under the Term Loan Facility was released, and the Partnership granted a security interest to the secured creditors under the Term Loan Facility in the Partnership’s ownership interest in OCIB, as well as any other assets the Partnership may acquire in the future.

The agreement governing the Term Loan Facility allows OCIB to add one or more incremental term loan facilities in an aggregate principal amount not to exceed the greater of $100.0 million and such other amount such that, after giving effect on a pro forma basis to any such incremental facility and other applicable pro forma adjustments, the first lien net leverage ratio is equal to or less than 1.25 to 1.00. The Term B-2 Loan, as well as related fees and expenses, are unconditionally guaranteed by the Partnership. The Term B-2 Loan matures on August 20, 2019 and is subject to certain mandatory prepayment obligations upon the disposition of certain assets and the incurrence of certain indebtedness. The Term B-2 Loan, and related fees and expenses, are secured by a first priority lien on substantially all of OCIB’s assets and a pledge by the Partnership of its ownership interest in OCIB. Interest on the Term B-2 Loan accrues, at OCIB’s option, at adjusted LIBOR plus 5.00% per annum or the alternate base rate plus 4.00%, but after the completion of the Offering, if OCIB has received both (a) a corporate credit rating of B from S&P and (b) a corporate family rating of Ba3 from Moody’s (in each case with at least a stable outlook), or better, such rates will immediately be reduced by 0.50% until such time, if any, as such ratings are no longer in effect. The agreement governing the Term Loan Facility contains customary covenants and conditions. Upon the occurrence of certain events of default under the agreement governing the Term Loan Facility, OCIB’s obligations under the Term Loan Facility may be accelerated. In addition, OCIB may not permit, on the last day of any fiscal quarter, (i) the consolidated senior secured net leverage ratio to exceed (x) in the case of each fiscal quarter ending prior to March 31, 2015, 2.00 to 1.00 and (y) in the case of the fiscal quarter ending March 31, 2015 and each fiscal quarter ending thereafter, 1.75 to 1.00, and (ii) the consolidated interest coverage ratio on the last day of any fiscal quarter to be less than 5.00 to 1.00.

The foregoing description of the Term Loan Facility is not complete and is qualified in its entirety by reference to the full text of the Term Loan Facility, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuance of Common Units by the Partnership to OCI USA on October 9, 2013 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated into this Item 3.02 by reference. The foregoing transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for this transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

OCI Partners LP 2013 Long-Term Incentive Plan

In connection with the Offering, the board of directors of the General Partner adopted the OCI Partners LP 2013 Long-Term Incentive Plan (the “LTIP”). The LTIP provides for the grant, from time to time at the discretion of the board of directors of the general partner or any committee thereof that may be established for such purpose or by any delegate of the board of directors or such committee, subject to applicable law (the “plan administrator”), of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. The purpose of awards under the LTIP is to provide additional incentive compensation to individuals providing services to the Partnership, and to align the economic interests of such individuals with the interests of unitholders of the Partnership. The LTIP will limit the number of units that may be delivered pursuant to vested awards to 8,050,000 Common Units, subject to proportionate adjustment in the event of unit splits and similar events. Common Units subject to awards that are cancelled, forfeited, withheld to satisfy exercise prices or tax withholding obligations or otherwise terminated without delivery of Common Units will be available for delivery pursuant to other awards.

The plan administrator of the LTIP, at its discretion, may terminate the LTIP at any time with respect to the Common Units for which a grant has not previously been made. The plan administrator of the LTIP also has the right to alter or amend the LTIP or any part of it from time to time or to amend any outstanding award made under the LTIP, provided that no change in any outstanding award may be made that would materially impair the vested rights of the participant without the consent of the affected participant or result in taxation to the participant under Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of OCI Partners LP

On October 9, 2013, in connection with the closing of the Offering, the General Partner and OCI USA, as organizational limited partner, amended and restated the Agreement of Limited Partnership of the Partnership and entered into the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “The Partnership Agreement” and is incorporated into this Item 5.03 by reference.

The foregoing description of the Partnership Agreement and the description of the Partnership Agreement contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	First Amended and Restated Agreement of Limited Partnership of OCI Partners LP, dated as of October 9, 2013

10.1	Contribution, Conveyance and Assumption Agreement, dated as of October 9, 2013, by and among OCI Partners LP, OCI GP LLC, OCI USA Inc. and OCI Beaumont LLC

10.2	Omnibus Agreement, entered into and effective as of October 9, 2013, by and between OCI N.V., OCI USA Inc., OCI Partners LP, OCI GP LLC and OCI Beaumont LLC

10.3*	OCI Partners LP 2013 Long-Term Incentive Plan

10.4	Term Loan Credit Agreement, dated as of August 20, 2013, among OCI Beaumont LLC, as borrower, OCI USA Inc., as guarantor, various lenders, Barclays Bank PLC, as syndication agent, Citibank, N.A., as documentation agent, and Bank of America, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.7 to OCI Partners LP’s Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-189350) filed on September 9, 2013)

*	Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

	By:	OCI GP LLC, its general partner

Dated: October 15, 2013	By:	/s/ Frank Bakker
Frank Bakker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	First Amended and Restated Agreement of Limited Partnership of OCI Partners LP, dated as of October 9, 2013

10.1	Contribution, Conveyance and Assumption Agreement, dated as of October 9, 2013, by and among OCI Partners LP, OCI GP LLC, OCI USA Inc. and OCI Beaumont LLC

10.2	Omnibus Agreement, entered into and effective as of October 9, 2013, by and between OCI N.V., OCI USA Inc., OCI Partners LP, OCI GP LLC and OCI Beaumont LLC

10.3*	OCI Partners LP 2013 Long-Term Incentive Plan

10.4	Term Loan Credit Agreement, dated as of August 20, 2013, among OCI Beaumont LLC, as borrower, OCI USA Inc., as guarantor, various lenders, Barclays Bank PLC, as syndication agent, Citibank, N.A., as documentation agent, and Bank of America, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.7 to OCI Partners LP’s Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-189350) filed on September 9, 2013)

*	Compensatory plan or arrangement